UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 21, 2025
Mettler Toledo International Inc
(Exact name of registrant as specified in its charter)

Delaware	File No.	001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1900 Polaris Parkway
Columbus	OH
and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland		43240	and 8606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2025, Mettler-Toledo International Inc. (the “Company”) and Marc de La Guéronnière (the “Executive”) entered into an amendment (the “Amendment”) to the Executive’s existing employment agreement, dated January 27, 2011. The Amendment contemplates that the 2026 calendar year will be a transition year in advance of the Executive’s potential retirement at the end of 2026. Accordingly, the Amendment provides that the Executive will provide services to the Company in 2026 at fifty percent of the rate of his prior full-time commitment and that his duties may be transitioned to other employees from time to time during the year.

Pursuant to the Amendment, the Executive’s annual base salary will be adjusted to EUR 140,000 gross per annum for 2026 (subject to adjustment in April 2026). The Amendment further provides that for 2026, the Executive will be eligible to participate in the same bonus plan that he participated in during 2025, subject to a fifty percent pro rata payout (if the bonus plan has a payout) of his adjusted base salary for 2026 (taking into account any discretionary increase in base salary). Further, the Amendment provides that for 2026 the Executive will be eligible for an additional bonus of EUR 150,000, payment of which will be based on the successful transition of the Executive’s duties and responsibilities (as determined by the Company) and which will be payable, to the extent earned, in January 2027. The Executive acknowledges in the Amendment that he will not be receiving additional equity compensation grants from the Company in 2026, but that he will continue to vest in the ordinary course in prior grants during his employment.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment, dated October 21, 2025, to that certain Employment Agreement, dated January 27, 2011, by and between Mettler-Toledo International Inc. and Marc de La Guéronnière.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*

*Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: October 23, 2025	By:	/s/ Michelle M. Roe

Michelle M. Roe
Chief Legal Officer